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                                                                  EXHIBIT (J)(1)






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 53 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated August 21, 2000, relating to the financial statements and financial highlights appearing in the June 30, 2000 Annual Reports to Shareholders of the Equity Income Fund, Value Fund, Renaissance Fund, Growth Fund, Select Growth Fund, Target Fund, Mid-Cap Equity Fund, Opportunity Fund, Innovation Fund, Global Innovation Fund, International Growth Fund, Mega-Cap Fund, Capital Appreciation Fund, Mid-Cap Fund, Small-Cap Fund, Micro-Cap Fund, Small-Cap Value Fund, NFJ Value Fund, NFJ Equity Income Fund, Enhanced Equity Fund, Tax-Efficient Equity Fund, Structured Emerging Markets Fund, Tax-Efficient Structured Emerging Markets Fund, International Fund, 90/10 Portfolio, 60/40 Portfolio and 30/70 Portfolio (each a Portfolio of PIMCO Funds:
Multi-Manager Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



October 30, 2000

                                                  /s/ PriceWaterhouseCoopers LLP